Exhibit 99.1

PROG Holdings, Inc. Declares Dividend

SALT LAKE CITY, May 7, 2025– PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build, announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock, payable on June 3, 2025, to shareholders of record as of the close of business on May 20, 2025.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options and inclusive consumer financial products. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform Four, and Build, a provider of personal credit building products. More information on PROG Holdings' companies can be found at https://www.progholdings.com.

Investor Contact
John A. Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com